Exhibit 99.1

Yale University	James E. Rothman, PhD
Wallace Professor of Biomedical Sciences
Chair and Professor Celt Biology
Professor, Department of Chemistry
Sterling Hall of Medicine
333 Cedar Street
P.O. B0X 208002
New Haven, Connecticut 06520-8002
Telephone: 203 737-5293
Fax: 203 737-3585
January 9, 2009
Mr. David Nance
Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin TX 78701
Dear David:
I resign my position as a member of the Board of Directors of Introgen Therapeutics, Inc. and my position as a member of the Board of Directors of Introgen Technical Services, Inc., effective today. This will confirm that I have no disagreements with either of those companies or their boards of directors or management.

Best regards,
/s/ James E. Rothman
James E. Rothman, Ph. D.
JER:wmb